Exhibit 10.35
AWARD NOTIFICATION
Flutter Entertainment plc 2015 Deferred Share Incentive Plan
[Name]
This is to certify that the above employee (the “Participant”) is the holder of an Award relating to the
Flutter Entertainment plc 2015 Deferred Share Incentive Plan (the “Plan”) granted by Flutter Entertainment plc (the “Company”) on the date set out in the table below (the “Award Date”) over the number of ordinary shares of €0.09 each in Flutter Entertainment plc (“Shares”) set out next to the Award in the table below.
The Award is granted subject to the rules of the Plan (the “Plan Rules”). All definitions used in this Award
Notification shall have the meanings given to them in the Plan Rules unless otherwise defined in this Award
Notification.
Subject to the Plan Rules and your continued employment, the Award will vest as set out below:

Award Date	Number of Shares under Award	Award Type	Exercise Price per Share	Normal Vesting Dates	Lapse Date*
[●]	[●]	Nil-Cost Option	Nil	[●]	[●]
*Assuming continued employment with the Flutter group of companies.
Subject to the rights of the deceased Participant’s personal representatives to receive Shares pursuant to the Award as set out in the Plan Rules, the Award shall be personal to the Participant to whom it is granted and is not capable of being transferred, assigned, or changed in any way.
Any Shares allotted or transferred pursuant to the Award shall be subject to the Memorandum and Articles of Association of the Company as adopted and as amended from time to time.
Participation in the Plan is a discretionary, non-pensionable benefit, which does not form part of the
Participant’s contract of employment. The Participant should not assume that an award will be granted each year under the Plan, or any other share plan operated by the Company.
Neither the Award nor the Plan benefit from any special tax treatment. No Group Member warrants that any particular tax treatment will apply. You will be liable to pay income tax and/or social security contributions on the exercise or vesting of your Award as per the tax laws in the country where you reside.
A copy of the Plan Rules is available under the Documents section of the Participant’s Shareworks account.

The Award is subject to, among other rules, the provisions in regard to Malus and Clawback and Personal
Data as set out in the Plan Rules at clauses 8 and 18.  By accepting the Award, the Participant agrees to be bound by these provisions, the Plan Rules (including agreeing to be bound by the Malus and Clawback provisions under the Plan Rules) and such other policy or any other rules as the Company may adopt or amend from time to time to the extent necessary or appropriate (as determined by the Company) to comply with any applicable laws. Any such policy or rules will be made available on the Shareworks portal.

If the Participant would like to keep this Award, the Participant is required to accept it. If the Participant accepts this Award they are confirming that they have read and agree to be bound by the Plan Rules, including the Malus and Clawback Policy, which will apply to the Award. The Participant should also read the Grant Letter, the relevant Employee Guide, Country Specific Advice and US prospectus (S-8). Unless and until the Award is accepted, it shall not be effective and shall be deemed not to have been granted.